Exhibit 3.1

Delaware	Page 1
The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “APACHE CORPORATION”, FILED IN THIS OFFICE ON THE FIFTH DAY OF MAY, A.D. 2011, AT 4:30 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

0482215	8100	[SEAL]	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State
			AUTHENTICATION: 8744233

110500060			DATE: 05-06-11
You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:36 PM 05/05/2011
FILED 04:30 PM 05/05/2011
SRV 110500060 — 0482215 FILE
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
Apache Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     FIRST: That at a meeting of the Board of Directors of Apache Corporation held on February 9 and 10, 2011, a resolution was duly adopted proposing the amendment of the Restated Certificate of Incorporation of the corporation set forth on Exhibit A hereto and declaring the amendment to be advisable.
     SECOND: That at the annual meeting of the stockholders of Apache Corporation held on May 5, 2011, the necessary number of shares as required by statute were voted in favor of the amendment.
     THIRD: That the amendment was duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware.
     FOURTH: That Article FOURTH of the Restated Certificate of Incorporation of the corporation is hereby amended as set forth on Exhibit A and that, except as set forth on Exhibit A, all other provisions of the Restated Certificate of Incorporation of the corporation shall remain in full force and effect.
     FIFTH: This amendment shall become effective upon filing.
IN WITNESS WHEREOF, Apache Corporation has caused this certificate to be signed by Thomas P. Chambers, its Executive Vice President and Chief Financial Officer, and attested by Cheri L. Peper, its Corporate Secretary, this 5th day of May 2011.

APACHE CORPORATION
By:	/s/ Thomas P. Chambers
Thomas P. Chambers
Executive Vice President and Chief Financial Officer

ATTEST:
By:	/s/ Cheri L. Peper
Cheri L. Peper
Corporate Secretary

EXHIBIT A
TO
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
The Restated Certificate of Incorporation of Apache Corporation shall be amended by amending the first paragraph of Article FOURTH, to read as follows:
“The total number of shares of all classes of stock which this corporation shall have authority to issue is 870,000,000 which shall be divided into (a) 860,000,000 shares of common stock having a par value of $0.625 per share and (b) 10,000,000 shares of no par value preferred stock.”